EXHIBIT 10.22

AMENDMENT NUMBER THREE

TO

THE SAVINGS BANK OF UTICA

INCENTIVE SAVINGS PLAN

Pursuant to Section 11.1 of The Savings Bank of Utica Incentive Savings Plan as Amended and Restated Effective January 1, 1999, Including Provisions Effective Retroactive to January 1, 1997 (the “Plan”), the Plan is amended as follows, effective as of February 14, 2002:

1. Effective as of February 14, 2002, The Savings Plan of Utica Incentive Savings Plan on the cover Page shall be amended to read as “The SBU Bank Incentive Savings Plan”.

2. INTRODUCTION – Effective as of February 14, 2002, the Introduction shall be amended by adding the following paragraph at the end thereof to read as follows:

Effective as of February 14, 2002, The Savings Bank of Utica changed its name to SBU Bank. Effective as of such date, all references in the Plan to the Employer as “The Savings Bank of Utica” shall thereafter refer to “SBU Bank” and the name of the Plan shall be correspondingly changed to The SBU Bank Incentive Savings Plan (the “Plan”).

3.	ARTICLE I - Effective as of February 14, 2002, the definition of “Employer,” Section 1.24, shall be amended by adding the following at the end thereof:

Commencing February 14, 2002, the name “The Savings Bank of Utica,” shall be changed to “SBU Bank”.

4.	ARTICLE I – Effective as of February 14, 2002, the definition of “Plan,” Section 1.46, shall be amended by adding the following sentence to the end thereof:

Commencing February 14, 2002, Plan means The SBU Bank Incentive Savings Plan, as it may be amended from time to time.

5.	ARTICLE I – Effective as of February 14, 2002, the definition of “Sponsoring Employer,” Section 1.61, shall be amended by adding the following at the end thereof:

Effective February 14, 2002, “Sponsoring Employer” means SBU Bank, or any eligible successor organization which shall continue to maintain the Plan as set forth herein.

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